CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 17, 1997, relating to the financial statements and financial highlights of OCC Accumulation Trust - Equity Portfolio, OCC Accumulation Trust - Small Cap Portfolio, OCC Accumulation Trust - Global Equity Portfolio, OCC Accumulation Trust - Managed Portfolio, OCC Accumulation Trust - Bond Portfolio, OCC Accumulation Trust - U.S. Government Income Portfolio and OCC Accumulation Trust
- Money Market Portfolio, each of which appears in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
April 15, 1997